Exhibit 4(f)(101)
AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY
AGREEMENT
          AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of February 13, 2008 (this “Amendment”), is entered into in connection with that certain SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of August 31, 2007 (as amended, supplemented, restated or replaced from time to time, the “Loan Agreement”), by and among CAC WAREHOUSE FUNDING CORPORATION II, a Nevada corporation, (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, (“Credit Acceptance”) as the originator, the servicer or the custodian, WACHOVIA BANK, NATIONAL ASSOCIATION, as an investor for the VFCC Purchaser Group (an “Investor”), JPMORGAN CHASE BANK, N.A., as an investor for the PARCO Purchaser Group (an “Investor”) and the other Investors from time to time party thereto, VARIABLE FUNDING CAPITAL COMPANY, LLC, a Delaware limited liability company (“VFCC”), a CP conduit or a lender, PARK AVENUE RECEIVABLES COMPANY LLC, a Delaware limited liability company, as a CP conduit” or a lender and the other CP conduits from time to time party thereto, WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (“WCM”), as deal agent (the “Deal Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with its headquarters in Charlotte, North Carolina (“Wachovia”), as the liquidity agent for the VFCC Purchaser Group (a “Liquidity Agent”); JPMORGAN CHASE BANK, N.A., a national banking association with its headquarters in New York, New York, as the liquidity agent for the PARCO Purchaser Group (a “Liquidity Agent”) and the other Liquidity Agents from time to time party thereto, SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation as the backup servicer (the “Backup Servicer”) and WACHOVIA CAPITAL MARKETS, LLC, a Delaware corporation, as collateral agent (the “Collateral Agent”).
          Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Loan Agreement.
PRELIMINARY STATEMENTS
          WHEREAS, each of the signatories hereto is party to the Loan Agreement;
          WHEREAS, each of the signatories hereto agrees that the facility under the Loan Agreement is now, and immediately following the date hereof shall be, in the Revolving Period with regard to each Purchaser Group; and
          WHEREAS, the parties hereto desire to amend the Loan Agreement in certain respects as provided herein;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Loan Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:
     Section 1. Amendment.
          (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the following phrase as it appears in the definition of “Commitment Termination Date”: “February 13, 2008” and replacing it with the following phrase: “February 11, 2009”.
          (b) Effective as of the date hereof, JPMORGAN CHASE BANK, N.A., as an Investor for the PARCO Purchaser Group, will be a Nonextending Investor and shall have no further commitment to make any additional Advances under the terms of the Loan Agreement.
          (c) Section 2.7(a)(viii) of the Loan Agreement is hereby amended and restated in its entirety as follows:
          “(viii) EIGHTH, (i) during the Revolving Period, to each Nonextending Investor, pro rata, an amount equal to its outstanding Capital until such Nonextending Investor’s Capital has been reduced to zero; provided that, if the sole Nonextending Investor is JPMorgan, such amount shall instead be equal to $10,755,526.83 (plus any unpaid portion of such amount for any Payment Date after February 13, 2008) until JPMorgan’s Capital has been reduced to zero; and (ii) during the Amortization Period, to the Deal Agent for the account of the Lenders, pro rata, the Additional Principal Payment Amount, until Capital has been reduced to zero;”.
          (d) Section 2.16(a)(v) of the Loan Agreement is hereby amended and restated in its entirety as follows:
          “ (v) Upon receipt of the amount set forth in Section 2.16(a)(iv), the Collateral Agent shall apply such amounts first to the pro rata reduction of each Nonextending Investor’s Capital (and Yield and Breakage Costs, if any, on the amount of Capital so repaid), second to the pro rata reduction of each other Investor’s Capital (and Yield and Breakage Costs on the amount of Capital so repaid), by paying such amounts to the relevant Lenders, third to pay any Hedge Costs related to such reduction of the Capital due to the relevant Hedge Counterparty, and fourth to pay all other Aggregate Unpaids related to such reduction of Capital due to the relevant party.”
     Section 2. Conditions to Effectiveness. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of this Amendment from each party hereto.
     Section 3. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the

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extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 4. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 5. Agreement to Remain in Full Force and Effect. Except as amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Loan Agreement to “herein,” or words of like import, and all references to the Loan Agreement in any agreement or document shall hereafter be deemed to refer to the Loan Agreement as amended hereby.
     Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
     Section 8. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Loan Agreement are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time of the giving of notice, could result in a Termination Event or a Servicer Termination Event.
     Section 9. Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.
[Signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

CAC WAREHOUSE FUNDING CORPORATION II, as Borrower
By:	/s/ Douglas W. Busk
	Name:	Douglas W. Busk
	Title:	Treasurer

CREDIT ACCEPTANCE CORPORATION
By:	/s/ Douglas W. Busk
	Name:	Douglas W. Busk
	Title:	Treasurer

WACHOVIA CAPITAL MARKETS, LLC, as Deal Agent and Collateral Agent
By:	/s/ Chad Kobos
	Name:	Chad Kobos
	Title:	Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as Liquidity Agent and Investor
By:	/s/ Kevin McConnell
	Name:	Kevin McConnell
	Title:	Managing Director

VARIABLE FUNDING CAPITAL COMPANY LLC, as a CP Conduit and a Lender
By:	Wachovia Capital Markets, LLC, as
attorney-in-fact

By:	/s/ Douglas R. Wilson, Sr.
	Name:	Douglas R. Wilson, Sr.
	Title:	Director

JPMORGAN CHASE BANK, N.A., as a Nonextending Investor
By:	/s/ Ronald J. Atkins
	Name:	Ronald J. Atkins
	Title:	Executive Director

PARK AVENUE RECEIVABLES COMPANY LLC, as a Lender
By:	JPMorgan Chase Bank, N.A., as
attorney-in-fact

By:	/s/ Ronald J. Atkins
	Name:	Ronald J. Atkins
	Title:	Executive Director

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